Exhibit 99.1

ESCALADE, INCORPORATED 2007 INCENTIVE PLAN
Restricted Stock Unit Award Agreement

          THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) by and between ESCALADE, INCORPORATED, an Indiana corporation (the “Company”), and _______________ (the “Participant”) evidences the Restricted Stock Unit Award (the “Award”) granted on February 29, 2008 (the “Grant Date”) by the Company to the Participant as to the number of Restricted Stock Units set forth below. This Award is made pursuant to the Escalade, Incorporated 2007 Incentive Plan (the “Plan”).

Number of Restricted Stock Units: _____________

Restricted Stock Units: Each Restricted Stock Unit is deemed to be the equivalent of one Share of the Company’s common stock. Subject to any deferral election that you may make, upon vesting one Share of the Company’s common stock will be issued for each Restricted Stock Unit. Such issuance will be automatic and no payment is required of you. Pending vesting of the Restricted Stock Units and the issuance of the Shares, you will not have any of the rights of a stockholder with respect to the Shares subject to the Restricted Stock Units. Accordingly, you will not have the right to vote such Shares or receive dividends until payment of the Shares is made under this Award Agreement and subject to any deferral election that you may make.

Fair Market Value of the Shares on the Grant Date: $9.08 per Share

Vesting Conditions - Total Shareholder Return Goal and Continued Employment:

          Total Shareholder Return Goal. Except as otherwise provided by the Plan or the attached Terms (as defined below), the Restricted Stock Units granted to you shall vest at the end of the period beginning on February 29, 2008 and ending on February 28, 2011 (the “TSR Measurement Period”) if the following requirement for the increase in the Fair Market Value of the Shares during the TSR Measurement Period is met:

For any 30 consecutive trading days on the NASDAQ Stock Market (or such other principal securities exchange on which the Shares are then traded) during the TSR Measurement Period, the Fair Market Value of the Shares plus any dividends paid during the TSR Measurement Period is at least 15% higher than the Fair Market Value of the Shares on the Grant Date.

If the above requirement is met, then all of the Restricted Stock Units shall vest and the Shares may be issued. If the requirement is not met, then all of the Restricted Stock Units are forfeited.

          Requirement of Continued Employment. In addition to satisfaction of the total shareholder return requirement, except as provided in the attached Terms upon separation of service due to death, Disability, Retirement or a Change in Control of the Company, you must be continuously employed by the Company during the TSR Measurement Period in order for the Restricted Stock Units to vest.

Performance Target Adjustment to Restricted Stock Units: The target number of Shares subject to this Award may increase or decrease based on whether, the operating unit of the Company in which the Participant functions (the “Operating Unit”), achieves its 2008 pre-tax income goal as defined in the 2008 operating plan approved by the Board of Directors (the “Performance Target”). If the Operating Unit achieves 110% or more of the Performance Target, then the number of Restricted Stock Units (and underlying Shares) represented by this Award will increase by 50%. If the Operating Unit achieves less than 90% of its Performance Target, then the number of Restricted Stock Units (and underlying Shares) will decrease by 25%. Notwithstanding any such adjustment, the Vesting Conditions set forth above must be met in order for any of the Restricted Stock Units to vest regardless of any Performance Target Adjustment pursuant to this clause.

Terms and Conditions of this Award: This Award is subject to, and governed by, the provisions of the Plan and the Terms and Conditions of Restricted Stock Unit Award (the “Terms”) attached to this Award Agreement, all of which are incorporated herein by reference. In the event of a conflict between the provisions of the Plan and this Award or the Terms, the Plan shall control.

Defined Terms: Unless the context requires otherwise, terms used in this Award Agreement and/or in the Terms shall have the same meaning as in the Plan.

Acceptance and Agreement: This Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Company and the Participant agree to the terms of this Award Agreement, to the attached Terms and to the provisions of the Plan. The Participant acknowledges receipt of a copy of the Terms and of the Plan.

          IN WITNESS WHEREOF, this Award Agreement has been executed by the Company and the Participant effective as of this ___th day of March 2008.

PARTICIPANT	ESCALADE, INCORPORATED

By:

Name:		Name: Terry Frandsen
Title: VP Finance, CFO